SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K



                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    December 19, 1997


                         Northern States Power Company
             (Exact name of registrant as specified in its charter)


                                  Minnesota
               (State or other jurisdiction of incorporation)


             1-3034                                      41-0448030
       (Commission File Number)              (IRS Employer Identification No.)


          414 Nicollet Mall, Mpls, MN                        55401
    (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code     612-330-5500


 (Former name or former address, if changed since last report)



Item 5.   Other Events

Northern States Power Company (NSP) indicates fourth quarter 1997 earnings per share will be below 1996 results.

"Warm weather and a write-down at a nonregulated subsidiary will result in lower fourth quarter earnings this year," said Chief Financial Officer E J (Jim) McIntyre. Last year's results included eight cents of incremental earnings due to below normal temperatures in the fourth quarter. This year, December temperatures have been well above normal for an extended period and the outlook is for continued warm weather. "We can't predict how much impact the warm December weather will have on the quarter, but it has already more than offset the gain from a cool November," McIntyre said.

He also indicated that earnings will be affected by a write-down of a partnership investment made by NSP's nonregulated subsidiary Energy Masters International, Inc. (EMI). NSP expects EMI to report a loss of about five cents per share for the quarter.





























                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Northern States Power Company
                                      (a Minnesota Corporation)



                                      By    /s/

                                           E J McIntyre
                                           Vice President and Chief
                                             Financial Officer




Dated: December 19, 1997